SCHEDULE 14C
                                 (RULE 14C-101)

                INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant                       [X]
Filed by Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Information Statement        [  ]  Confidential, for Use of the
                                                      Commission
                                                      Only (as permitted by Rule
                                                      14c-5(d)(2))
[ ]  Definitive Information Statement

                           WIRELESS SYNERGIES, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            Wireless Synergies, Inc.
                               21700 Oxnard Street
                                   Suite 1030
                            Woodland Hills, CA 91367

                               ----------------
To Our Stockholders:

      The purpose of this letter is to inform you that we intend to take the following action by written consent of our stockholders:

      1. To amend and restate our Amended Articles of Incorporation to change the name of the corporation to "2KSounds Corporation";

      2. To amend and restate our Amended Articles of Incorporation to increase the authorized number of shares of capital stock from one hundred one million (101,000,000) shares to six hundred million (600,000,000) shares consisting of five hundred million (500,000,000) shares of common stock and one hundred million (100,000,000) shares of preferred stock;

      3. To approve a 20-for-1 forward stock split of the outstanding shares of the Company's common stock;

      4. To appoint Corbin and Wertz as the independent auditors of the Company for the fiscal year ending December 31, 2002; and

      5. To adopt our proposed 2002 Stock Option Plan.

      Holders of a majority of our outstanding common stock owning approximately 62% of the outstanding shares of our Common Stock (the "Majority Stockholders"), have executed a written consent in favor of the actions described above. This consent will satisfy the stockholder approval requirement for the proposed action and allows us to take the proposed action on or after May 21,2002.

      WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of the Majority Stockholders satisfies any applicable stockholder voting requirement of the Nevada General Corporation Law and our Amended Articles of Incorporation and By-Laws, we are not asking for a proxy and you are not requested to send one.

      The accompanying Information Statement is for information purposes only and explains the terms of the amendment to our Amended Articles of Incorporation, the 20-for-1 forward stock split, our appointment of independent auditors and the 2002 Stock Option Plan. Please read the accompanying Information Statement carefully.

                                    By Order of the Board of Directors,



                                    ------------------------
                                    John Guidon
                                    Chief Executive Officer

April 17, 2002

                           WIRELESS SYNERGIES, INC.
                               21700 OXNARD STREET
                                   SUITE 1030
                           WOODLAND HILLS, CA 91367
                            ---------------------

                              INFORMATION STATEMENT

                                 APRIL 17, 2002

                            ---------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

      This Information Statement is being mailed on or about April 29, 2002 to the stockholders of record of Wireless Synergies, Inc. (the "Company") at the close of business on April 17, 2002 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

      This Information Statement is being furnished to our stockholders to inform you of the adoption of resolutions by written consent by the holders of a majority of the outstanding shares of our common stock, par value $.001 (the "Common Stock"). The resolutions adopted by such holders of a majority of the outstanding Common Stock (the "Majority Stockholders") give us the authority to take the following actions (collectively, the "Stockholder Resolutions"):

      1. To amend and restate the Amended Articles of Incorporation of the Company (the "Articles of Incorporation") to change the name of the Company to "2KSounds Corporation;"

      2. To amend and restate the Articles of Incorporation to increase the authorized number of shares of capital stock from one hundred one million (101,000,000) shares to six hundred million (600,000,000) shares, consisting of five hundred million (500,000,000) shares of Common Stock and one hundred million (100,000,000) shares of preferred stock, par value $.001 (the "Preferred Stock");

      3. To approve a 20-for-1 forward stock split of the outstanding shares of our Common Stock;

      4. To appoint Corbin and Wertz as the independent auditors of the Company for the fiscal year ending December 31, 2002; and

      5.    To adopt the Company's 2002 Stock Option Plan.

      The board of directors of the Company (the "Board of Directors") has adopted resolutions authorizing: i) the amendment and restatement of our Articles of Incorporation to increase the number of authorized shares of capital stock; ii) the amendment and restatement of our Articles of Incorporation to change the name of the Company; iii) the forward stock split of the outstanding shares of our Common Stock; iv) the appointment of Corbin and Wertz as the independent auditors of the Company for the fiscal year ending December 31, 2002; and v) the adoption of the 2002 Stock Option Plan, and recommended that the stockholders adopt resolutions approving the same.

      As of the close of business on April 17, 2002, we had an aggregate of 18,697,279 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. Each outstanding share, regardless of class or series is entitled to one vote per share.

      The affirmative consent of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to approve each of the Stockholder Resolutions in the absence of a meeting of stockholders. The Majority Stockholders are the beneficial owners of approximately 62% of our outstanding shares of Common Stock. Accordingly, the requisite stockholder approval of each of the Stockholder Resolutions was obtained by the execution of the Majority Stockholders' written consents in favor of such actions, allowing us to take such actions on or after May 21, 2002.

                                  RESOLUTION #1

                          CHANGE OF THE COMPANY'S NAME

GENERAL

      Article I of our Articles of Incorporation currently provides that the name of the Company is "Wireless Synergies, Inc." We have proposed an amendment, substantially in the form annexed to this Information Statement as Exhibit A (the "Articles Amendment"), which provides for, among other things, a change in the name of the Company to "2KSounds Corporation."

CONSENT REQUIRED

      Approval of the Articles Amendment requires the consent of the holders of a majority of the outstanding shares of our Common Stock, as of the Record Date. The Majority Stockholders, who beneficially own approximately 62% of the outstanding shares of our Common Stock as of the Record Date, have given their consent to this amendment and accordingly, the requisite stockholder approval of the Articles Amendment was obtained by the execution of the Majority Stockholders' written consent in favor of the Articles Amendment.

PURPOSE

      The Articles Amendment is necessary to allow us to abide by certain terms and conditions of that certain Amended and Restated Agreement and Plan of Merger, dated March 13, 2002 as amended by that certain letter agreement amendment, dated March 21, 2002; each by and among the Company, 2KSounds, Inc., a California corporation ("2KSounds"), 2KSounds Merger Co., Inc., a California corporation and wholly owned subsidiary of the Company, and certain selling stockholders of 2KSounds (collectively, the "Amended Merger Agreement"), the transactions contemplated by which were consummated on March 29, 2002.

                                  RESOLUTION #2

                          INCREASE IN AUTHORIZED SHARES

GENERAL

      Article IV of our Articles of Incorporation currently authorizes us to issue up to 101,000,000 shares of capital stock consisting of 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of the Record Date there were 18,697,279 shares of Common Stock (and 1,302,721 shares of Common Stock reserved for issuance upon exercise of outstanding options and warrants held by former stockholders of 2KSounds) and no shares of Preferred Stock outstanding. Accordingly, we currently have the authority to issue an additional 80,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The Articles Amendment attached hereto as Exhibit A, if approved, would, among other things, increase the number of authorized shares of Common Stock by 400,000,000 shares to an aggregate number of authorized shares of Common Stock of 500,000,000 shares and increase the number of authorized shares of Preferred Stock by 99,000,000 shares to an aggregate number of authorized shares of Preferred Stock of 100,000,000 shares.

CONSENT REQUIRED

      Approval of the Articles Amendment requires the consent of the holders of a majority of the outstanding shares of our Common Stock, as of the Record Date. The Majority Stockholders, who beneficially own approximately 62% of the outstanding shares of our Common Stock as of the Record Date, have given their consent to this amendment and accordingly, the requisite stockholder approval of the Articles Amendment was obtained by the execution of the Majority Stockholders' written consent in favor of the Articles Amendment.

PURPOSE

      The Articles Amendment is necessary to allow us to abide by certain terms and conditions of the Amended Merger Agreement. As a result of the merger, as merger consideration, we issued 14,197,279 shares of Common Stock and reserved an additional 1,302,721 shares of Common Stock for issuance upon exercise of stock options and warrants held by the former 2KSounds stockholders.

POTENTIAL EFFECTS OF THE INCREASE IN AUTHORIZED CAPITAL

      Upon effectiveness of the Articles Amendment, our authorized shares of Common Stock will be utilized as follows:


                PURPOSE                             NUMBER OF SHARES
                -------                             ----------------

Outstanding Shares (as of April 17, 2002)               18,697,279

Additional shares reserved (as of April 17,              1,302,721
2002) for issuance upon exercise of stock options and warrants held by former 2KSounds stockholders

--------------------------------------------------------------------------------

Shares that will be outstanding after giving           373,945,580
effect to the 20-for-1 forward stock split authorized by the Board of Directors

Additional shares that, pursuant to the                 26,054,420
20-for-1 forward stock split authorized by the Board of Directors, will be reserved for issuance upon exercise of stock options and warrants held by former 2KSounds stockholders


Authorized but unissued shares of                      100,000,000
Common Stock

Preferred Stock                                        100,000,000

    Total Authorized.......................            600,000,000


      No further action by our stockholders will be necessary or sought prior to the issuance of the shares of Common Stock that we will be authorized to issue after the Articles Amendment is effective.

      Although the Articles Amendment is being done for the reasons stated above, the amendment increasing the authorized shares of capital stock of the Company could, under certain circumstances, discourage or make more difficult an attempt by a person or organization to gain control of us by tender offer or proxy contest, or to consummate a merger or consolidation with us after acquiring control, and to remove incumbent management, even if such transactions were favorable to our stockholders due to the fact that prior to any action, such as a reverse stock split, there will be approximately 100,000,000 shares of Common Stock available for issuance (not including shares reserved for issuance under our 2002 Stock Option Plan and shares to be issued pursuant to the 20-for-1 forward stock split authorized by the Board of Directors) and 100,000,000 shares of Preferred Stock available for issuance. Accordingly, this amendment to our Articles of Incorporation may be deemed (under certain circumstances which may or may not occur) to be an anti-takeover measure. However, the Articles Amendment is not intended as an anti-takeover measure.

                                  RESOLUTION #3

                         APPROVAL OF FORWARD STOCK SPLIT

GENERAL

      The Board of Directors deemed it in the best interests of the Company to authorize a 20-for-1 forward stock split to comply with the terms of the Amended Merger Agreement.

CONSENT REQUIRED

      Approval of the 20-for-1 forward stock split has been consented to by the Majority Stockholders, who beneficially own approximately 62% of the outstanding shares of our Common Stock as of the Record Date.

PURPOSE

      The Board of Directors deemed it in the best interests of the Company to authorize a 20-for-1 forward stock split to comply with the terms of the Amended Merger Agreement.

                                  RESOLUTION #4

                       APPOINTMENT OF INDEPENDENT AUDITORS

GENERAL

      The Board of Directors deemed it in the best interests of the Company to appoint Corbin and Wertz as the independent auditors of the Company for the fiscal year ending December 31, 2002.

CONSENT REQUIRED

      Ratification of the appointment of Corbin and Wertz as the Company's independent auditors requires the consent of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at any annual meeting of stockholders as of the Record Date. The Majority Stockholders, who beneficially own approximately 62% of the outstanding shares of our Common Stock as of the Record Date, have given their consent to ratify this appointment and accordingly, the requisite stockholder approval was obtained by the execution of the Majority Stockholders' written consent in favor of such appointment.

PURPOSE

      The Board of Directors deemed it in the best interests of the Company to appoint Corbin and Wertz as the independent auditors of the Company for the fiscal year ending December 31, 2002. Corbin and Wertz has audited the financial statements of 2KSounds since February 2002.

                                  RESOLUTION #5

                     ADOPTION OF THE 2002 STOCK OPTION PLAN

BACKGROUND AND PURPOSE

      The Board of Directors has adopted the 2002 Stock Option Plan and recommended that it be approved by the Company's stockholders for their approval. In connection with the mailing of this Information Statement on
Schedule 14C and the approval by the Majority Stockholders of the other resolutions described herein, the Majority Stockholders, who beneficially own approximately 62% of the outstanding shares of Common Stock as of the Record Date, have given their consent to approve the adoption of the 2002 Stock Option Plan.

      The purpose of the 2002 Stock Option Plan is to provide an additional incentive to attract and retain qualified competent persons who provide services and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the 2002 Stock Option Plan authorizes, among other things: (a) the granting of incentive or nonqualified stock options to purchase Common Stock (collectively, "Options") to persons selected by the administrators of the 2002 Stock Option Plan from the class of all regular employees of the Company, including officers who are regular employees, and directors; (b) the granting of nonqualified stock options to purchase Common Stock to persons selected by the administrators of the 2002 Stock Option Plan from the class of consultants and advisors to the Company; (c) the use of already owned Common Stock as payment of the exercise price for Options granted under the 2002 Stock Option Plan; and (d) the granting of restricted stock to persons selected by the administrators of the 2002 Stock Option Plan.

      Stockholder approval of the 2002 Stock Option Plan is required (i) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the 2002 Stock Option Internal Revenue Code of 1986, as amended (the "Code"), (ii) in order for the 2002 Stock Option Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation U promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
(iii) by the rules of the National Association of Securities Dealers National Market System.

      The effective date of the 2002 Stock Option Plan is March 29, 2002 (the "Effective Date"). No Options have been granted under the 2002 Stock Option Plan as of the date of this Information Statement. However, in accordance with the terms of the Amended Merger Agreement, the Company has reserved for issuance 981,068 shares of its Common Stock under the 2002 Stock Option Plan for future issuance upon exercise of 2KSounds options which were converted in the merger into options to purchase shares of the Company's Common Stock.

      The following is a summary of certain principal features of the 2002 Stock Option Plan. This summary is qualified in its entirety by reference to the complete text of the 2002 Stock Option Plan, which is attached to this Information Statement as Exhibit B. Stockholders are urged to read the actual text of the 2002 Stock Option Plan in its entirety.

ADMINISTRATION OF THE PLAN

      The 2002 Stock Option Plan provides that it shall be administered by the Board of Directors or by a committee appointed by the Board of Directors (the "Committee") which shall be composed of two or more directors all of whom shall be "outside directors" (as defined in the 2002 Stock Option Plan) in compliance with Rule 16b-3 of the Exchange Act and Section 162(m) of the Code (although Rule 16b-3 also may be complied with if the option grants are approved by the Board of Directors).

      The Committee or the Board of Directors in its sole discretion determines the persons to be awarded the Options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the Committee or the Board of Directors has full power and authority to construe and interpret the 2002 Stock Option Plan, and the acts of the Committee or the Board of Directors are final, conclusive and binding on all interested parties, including the Company, its stockholders, its officers and employees, recipients of grants under the 2002 Stock Option Plan, and all persons or entities claiming by or through such persons.

      An aggregate of 3,000,000 shares of Common Stock (subject to adjustment described below) are reserved for issuance upon the exercise of Options granted under the 2002 Stock Option Plan. Of this amount, 981,068 shares of our Common Stock have been reserved for future issuance under the 2002 Stock Option Plan upon the exercise of options that the Company has granted to former option holders of 2KSounds pursuant to the terms and conditions of the Amended Merger Agreement.

      The maximum number of shares of Common Stock underlying Options which may be granted to any one individual under the 2002 Stock Option Plan is 1,000,000 (subject to adjustment described below). The shares issued upon exercise of Options granted under the 2002 Stock Option Plan, will be duly authorized, fully paid and non-assessable shares of Common Stock. The Company's stockholders will not have any preemptive rights to purchase or subscribe for any Common Stock by reason of the reservation and issuance of Common Stock under the 2002 Stock Option Plan. If any Option granted under the 2002 Stock Option Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that Option will again be available for purposes of the 2002 Stock Option Plan.

CERTAIN TERMS AND CONDITIONS

      All Options granted under the 2002 Stock Option Plan must be evidenced by a written agreement between the Company and the option grantee (the "Optionee"). The agreement will contain such terms and conditions as the Committee or the Board of Directors shall prescribe, consistent with the 2002 Stock Option Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the Options granted.

      The exercise price per share of any incentive stock Option granted under the 2002 Stock Option Plan may not be less than the Fair Market Value of the Common Stock on the date such incentive stock Option is granted. The exercise price per share of any nonqualified stock Option granted under the 2002 Stock Option Plan may not be less than 85% of the Fair Market Value of the Common Stock on the date such nonqualified stock Option is granted. For purposes of the 2002 Stock Option Plan, the "Fair Market Value" on any date of reference is deemed to be the closing price of the Common Stock on the business day immediately preceding such date, unless the Committee or the Board of Directors in its sole discretion determines otherwise in a fair and uniform manner. For this purpose, the closing price of the Common Stock on any business day is (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation; (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system; or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least 5 of the 10 preceding days. The closing price per share of the Common Stock on April [____], 2002, as reported on the Over-the-Counter Bulletin Board (OTCBB) was $___________.

      The Committee or the Board of Directors may permit the exercise price of an Option to be paid for in cash, by certified or official bank check or personal check, by money order, with already owned shares of Common Stock that have been held by the Optionee for at least six (6) months (or such other shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), the withholding of shares of Common Stock issuable upon exercise of the Option, by delivery of a properly executed exercise notice together with such documentation as shall be required by the Committee or the Board of Directors (or, if applicable, the broker) to effect a cashless exercise, or a combination of the above. If paid in whole or in part with shares of already owned Common Stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender or such other rate as the Committee or the Board of Directors, as the case may be, shall determine, and (iv) contain such other terms as the Committee or the Board of Directors in its sole discretion shall reasonably require.

      The use of already owned shares of Common Stock applies to payment for the exercise of an Option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous Option exercises. In general, pyramiding permits an Option holder to start with as little as one share of Common Stock and exercise an entire Option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of Common Stock, no cash (except for fractional share adjustments) is needed to exercise an Option. Consequently, the Optionee would receive Common Stock equal in value to the spread between the fair market value of the shares subject to the Option and the exercise price of such Option.

      No Option granted under the 2002 Stock Option Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an Optionee, an Option is exercisable only by him or her. The expiration date of an Option under the 2002 Stock Option Plan will be determined by the Committee or the Board at the time of grant, but in no event may such an Option be exercisable after 10 years from the date of grant. An Option may be exercised at any time or from time to time or only after a period of time in installments, as the Committee or the Board of Directors determines. The Committee or the Board of Directors may in its sole discretion accelerate the date on which any Option may be exercised. Outstanding Options granted under the 2002 Stock Option Plan may become immediately fully exercisable in the event of certain transactions, including certain changes in control of the Company, certain mergers and reorganizations, and certain dispositions of substantially all the Company's assets.

      Unless otherwise provided in the Option agreement, the unexercised portion of any Option granted under the 2002 Stock Option Plan shall automatically be terminated (a) 60 days after the date on which the Optionee's employment is terminated for any reason other than (i) mental or physical disability, or (ii) death; (b) one year after the date on which the Optionee's employment is terminated by reason of mental or physical disability; or (c) one year after the date on which the Optionee's employment is terminated by reason of the Optionee's death.

      To prevent dilution of the rights of a holder of an Option, the 2002 Stock Option Plan provides for appropriate adjustment of the number of shares for which Options may be granted, the number of shares subject to outstanding Options and the exercise price of outstanding Options, in the event of any increase or decrease in the number of issued and outstanding shares of the Company's capital stock resulting from a stock dividend, a recapitalization or other capital adjustment of the Company. The Committee or the Board of Directors has discretion to make appropriate antidilution adjustments to outstanding Options in the event of a merger, consolidation or other reorganization of the Company or a sale or other disposition of substantially all of the Company's assets.

      The 2002 Stock Option Plan will expire on March 29, 2012, and any Option outstanding on such date will remain outstanding until it expires or is exercised. The Committee or the Board may amend, suspend or terminate the 2002 Stock Option Plan or any Option at any time, provided that such amendment shall be subject to the approval of the Company's stockholders if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or granted. In addition, no amendment, suspension or termination shall substantially impair the rights or benefits of any Optionee, pursuant to any Option previously granted, without the consent of the Optionee.

RESTRICTED STOCK AWARDS

      The Committee or the Board of Directors is authorized to grant restricted stock under the Stock Option Plan. Restricted stock is a grant of shares of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the Committee or the Board of Directors. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the Committee or the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS OF OPTIONS AND RESTRICTED STOCK

      The 2002 Stock Option Plan is not qualified under the provisions of
Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

      Nonqualified Stock Options

      On exercise of a nonqualified stock Option granted under the 2002 Stock Option Plan, an Optionee will recognize ordinary income equal to the excess, if any, of the Fair Market Value on the date of exercise of the shares of Common Stock acquired on exercise of the Option over the exercise price. If the Optionee is an employee of the Company, that income will be subject to the withholding of federal income tax. The Optionee's tax basis in those shares will be equal to their Fair Market Value on the date of exercise of the Option, and his holding period for those shares will begin on that date.

      If an Optionee pays for shares of Common Stock on exercise of an Option by delivering shares of the Company's Common Stock, the Optionee will not recognize gain or loss on the shares delivered, even if their Fair Market Value at the time of exercise differs from the Optionee's tax basis in them. The Optionee, however, otherwise will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the Option, the Optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The Optionee's tax basis and holding period for the additional shares received on exercise of the Option will be the same as if the Optionee had exercised the Option solely in exchange for cash.

      The Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

      Incentive Stock Options

      The 2002 Stock Option Plan provides for the grant of Options that qualify as "incentive stock options" as defined in Section 422 of the Code. Under the Code, an Optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the Optionee holds a share received on exercise of an incentive stock option for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

      If, however, an Optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the Optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the Fair Market Value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for federal income tax purposes, and if the sales proceeds are less than the Fair Market Value of the share on the date of exercise of the Option, the amount of ordinary income recognized by the Optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the Fair Market Value of the share on the date of exercise of the Option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

      An Optionee who exercises an incentive stock option by delivering shares of Common Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

      For purposes of the alternative minimum tax, the amount by which the Fair Market Value of a share of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that Option generally will be an adjustment included in the Optionee's alternative minimum taxable income for the year in which the Option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the Option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the Optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the Option is exercised.

      The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

      Restricted Stock

      Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the Fair Market Value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2002 Stock Option Plan (e.g., if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the Fair Market Value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within thirty (30) days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the Fair Market Value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

      The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2002 Stock Option Plan, the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

      Section 162 Limitations

      The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1,000,000 in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the company that pays it. The Company intends that Options granted to employees whom the Committee or Board of Directors expects to be covered employees at the time a deduction arises in connection with such Options, will qualify as such "performance-based compensation," so that such Options will not be subject to the Section 162(m) deductibility cap of $1,000,000. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of the Company to ensure that Options under the 2002 Stock Option Plan will qualify as "performance-based compensation" that is fully deductible by the Company under Section 162(m).

      Importance of Consulting Tax Adviser

      The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any Optionee may depend on his particular situation, each Optionee should consult his tax adviser as to the federal, state, local and other tax consequences of the grant or exercise of an Option or the disposition of Common Stock acquired on exercise of an Option.

New Plan Benefits

          The following table sets forth the stock options that the individuals and groups referred to below have received as of April 16, 2002 under the 2002 Stock Option Plan as a result of the consummation of the transactions contemplated by the Amended Merger Agreement and the approval of the adoption of the 2002 Stock Option Plan by the Majority Stockholders.

Name and Position                                  2002 Stock Option Plan

                                                Dollar Value   Number of Units
John Guidon,
   Chairman, Chief Executive Officer and
   Chief Financial Officer(1)..............            -            0

Michael Blakey,
   Director and President(1).................          -            0

Bruce Gladstone,
   Director, Executive Vice President and              -            0
   Secretary(1)..............................

Joseph Davis,
   Senior Vice President-Business Development    $  701,228(2)   342,731

Kenneth S. Ingber,
   Vice President-Business Affairs and           $   87,653(3)    42,841
General Counsel..............................

Executive Group..............................    $1,491,334(4)   706,883

Non-Executive Director Group.................    $        0         0

Non-Executive Officer Employee Group.........    $  176,084(5)    83,539

-----------------------------

(1) The grant of Options in the future to this person is entirely within the discretion of the Board of Directors or the Committee. The Company cannot determine the nature, amount or the dollar value of stock option awards that may be made in the future.

(2) Dollar value is based upon the difference between the closing bid price of the Common Stock on the OTCBB on April 16, 2002, and $0.584, the exercise price of the options granted. On April 16, 2002, the closing bid price was $2.63 per share.

(3) Dollar value is based upon the difference between the closing bid price of the Common Stock on the OTCBB on April 16, 2002, and $0.584, the exercise price of the options granted. On April 16, 2002, the closing bid price was $2.63 per share.

(4) Dollar value is based upon the difference between the closing bid price of the Common Stock on the OTCBB on April 16, 2002, and $0.584 and $0.58, the exercise prices of the options granted. On April 16, 2002, the closing bid price was $2.63 per share.

      (5) Dollar value is based upon the difference between the closing bid price of the Common Stock on the OTCBB on April 16, 2002, and $0.9920, $0.5835 and $0.0584, the exercise prices of the options granted. On April 16, 2002, the closing bid price was $2.63 per share.


CONSENT REQUIRED

      Approval of the adoption of the 2002 Stock Option Plan requires the consent of the holders of a majority of the outstanding shares of our Common Stock, as of the Record Date. The Majority Stockholders, who beneficially own approximately 62% of the outstanding shares of our Common Stock as of the Record Date, have given their consent to the adoption of the 2002 Stock Option Plan and accordingly, the requisite stockholder approval was obtained by the execution of the Majority Stockholders' written consent in favor of the adoption of the 2002 Stock Option Plan.

PURPOSE

      The adoption of the 2002 Stock Option Plan is necessary to allow us to abide by certain terms and conditions of the Amended Merger Agreement.

                           DESCRIPTION OF COMMON STOCK

      All outstanding shares of Common Stock are fully paid and non-assessable. Each share of the outstanding Common Stock is entitled to participate equally in dividends as and when declared by the Board of Directors and is entitled to participate equally in any distribution of net assets made to the stockholders upon our liquidation. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of Common Stock. All shares of Common Stock have equal rights and preferences. The holders of Common Stock are entitled to one vote for each share held of record on all matters voted upon by stockholders and may cumulate votes for the election of directors.

                         DESCRIPTION OF PREFERRED STOCK

      There are no shares of Preferred Stock issued or outstanding and no rights thereto have been fixed by the Board of Directors.

                           OWNERSHIP OF COMPANY STOCK

COMMON STOCK

      The following table sets forth information regarding the number of shares of the Common Stock beneficially owned on April 17, 2002, by: (i) each person who is known by the Company to beneficially own 5.0% or more of the Common Stock; (ii) each of the Company's directors and executive officers; and (iii) all of the Company's directors and executive officers as a group. Except as otherwise set forth below, the business address of each of the persons listed below is c/o the Company, 21700 Oxnard Street, Suite 1030, Woodland Hills, California 91367.

                                                                                Percentage of
                                                 Number of                       Outstanding
Name and Address                                   Shares                          Shares
of Beneficial Owner                          Beneficially Owned              Beneficially Owned(1)
--------------------------------------   --------------------------        ------------------------
J.P. Beehner(2).......................            1,250,000                           6.7%

Dorothy A. Mortenson(2)...............            1,450,000                           7.8%

John Guidon(3)........................            4,271,286                          22.8%



                                       9

Michael Blakey(4).....................            3,643,574                          19.5%

J.  Michael Nixon(5)..................            2,570,483                          13.7%

Bruce Gladstone(6)....................              772,431                           4.1%

Joseph Davis(7).......................              378,432                           2.0%

Jorge F. Hernandez(8).................               55,337                              *

Laura Becker(9).......................               46,855                              *

Les Silver(10)........................               18,738                              *

Kenneth S. Ingber.....................                    0                              -

All directors and executive officers
   as a group (9 persons).............           11,757,136                          61.6%


--------------------

*     Indicates less than 1.0%.

(1) The information in this table is based on our records, information provided to us by our directors and executive officers and a review of any Schedules 13D filed by our stockholders with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Our shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. This information is based on 18,697,279 shares of common stock outstanding as of April 17, 2002.

(2) Neither J.P. Beehner nor Dorothy A. Mortenson is a member of the board of directors or an executive officer of the Company or 2KSounds.

(3) Includes warrants to purchase 42,841 shares of Common Stock at an exercise price of $0.233 per share.

(4) Includes warrants to purchase 771 shares of Common Stock at an exercise price of $0.233 per share.

(5) Mr. Nixon's business address is c/o Masco Contractor Services, 1121 Alderman Drive, Alpharetta, Georgia 30005

(6) Includes warrants to purchase 18,422 shares of Common Stock at an exercise price of $0.233 per share.

(7) Includes options to purchase 207,066 shares of Common Stock at an exercise price of $0.584 per share. Does not include options to purchase 135,665 shares of Common Stock, which are not vested, at an exercise price of $0.584 per share. Such options vest in equal monthly increments of 7,140 shares on the ninth day of each month.

(8) Represents options to purchase shares of Common Stock. Of such amount, options to purchase 46,412 shares are exercisable at $0.058 per share, and options to purchase 8,925 shares are exercisable at $0.584 per share. Does not include options to purchase 39,271 shares of Common Stock at an exercise price of $0.058 per share, which options vest in equal monthly increments of 1,785 shares on the fifteenth day of each month. Also does not include options to purchase 76,758 shares of Common Stock at an exercise price of $0.584 per share, which options vest in equal monthly increments of 1,785 shares on the ninth day of each month.

(9) Represents options to purchase shares of Common Stock at an exercise price of $0.584 per share. Does not include options to purchase 60,249 shares of Common Stock, which are not vested, at an exercise price of $0.584 per share. Such options vest in equal monthly increments of 2,231 shares on the thirteenth day of each month.

(10) Represents options to purchase shares of Common Stock at an exercise price of $0.584 per share. Does not include options to purchase 24,094 shares of Common Stock, which are not vested, at an exercise price of $0.584 per share. Such options vest in equal monthly increments of 893 shares on the thirteenth day of each month.

PREFERRED STOCK

      As of April 17, 2002, no shares of Preferred Stock were issued and outstanding.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

      To the knowledge of the Company, no person who has been a director or officer of the Company at any time since the beginning of the Company's last fiscal year or any associate of any of such person has any direct or indirect substantial interest, by security holdings or otherwise in any matter to be acted upon, as set forth in this Information Statement.

                     INCORPORATION OF FINANCIAL INFORMATION

      Our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001 as filed with the Securities and Exchange Commission on October 12, 2001 (Commission File No. 000-32229) is incorporated in its entirety by reference into this Information Statement.

      As the requisite stockholder vote for the Stockholder Resolutions, as described in this Information Statement was obtained upon the delivery of the written consent of Majority Stockholders, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

                                        By Order of the Board of Directors



                                        ----------------------------
                                            John Guidon
                                            Chief Executive Officer

April 17, 2002


                                       11